                                                                EXHIBIT 4.1(a)


                        PERRY-JUDD'S INCORPORATED, as Issuer

                  Subsidiaries of Issuer, as Subsidiary Guarantors
                                        AND

                 U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                       ______________________________________


                            FIRST SUPPLEMENTAL INDENTURE
                             DATED AS OF JUNE 10, 1998

                                         TO

                                     INDENTURE

                           DATED AS OF DECEMBER 16, 1997

                                       AMONG

                        PERRY-JUDD'S INCORPORATED, as Issuer

                  each of the Subsidiary Guarantors named therein

                                        and

                 U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                    ____________________________________________

          FIRST SUPPLEMENTAL INDENTURE, dated as of June 10, 1998, between PERRY-JUDD'S INCORPORATED, a Delaware corporation (the "Company"), as issuer, PERRY GRAPHIC COMMUNICATIONS, INC., a Delaware corporation, JUDD'S, INCORPORATED, a Maryland corporation, SHENANDOAH VALLEY PRESS, INC., a Virginia corporation, PORT CITY PRESS, INC., a Maryland corporation, MOUNT JACKSON PRESS, INC., a Virginia corporation and JUDD & DETWEILER, INC., a District of Columbia corporation, as Subsidiary Guarantors, JUDD'S ONLINE, INC., a Delaware corporation, as guarantor, (the "Additional Subsidiary Guarantor") and U.S. TRUST COMPANY OF CALIFORNIA, N.A., as trustee (the "Trustee").

          WHEREAS, the Company and the Subsidiary Guarantors have duly executed and delivered to Trustee an Indenture, dated as of December 16, 1997 (the "Indenture") providing for the issuance of up to Two Hundred Million Dollars ($200,000,000) aggregate principal amount of the Company's 10-5/8% Senior Subordinated Notes due 2007 (the "Notes") which are unconditionally guaranteed by the Subsidiary Guarantors.

          WHEREAS, the Additional Subsidiary Guarantor is a wholly-owned subsidiary of the Company formed after the date of the Indenture, and pursuant to SECTION 4.19 of the Indenture is required to unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture as a Subsidiary Guarantor thereunder.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each party hereto agrees as follows for the benefit of the other parties to this Supplemental Indenture and the Indenture, and for the equal and ratable benefit of the Holders of the Company's Notes:

          1. The Additional Subsidiary Guarantor hereby agrees to unconditionally guarantee the obligations of the Company under the Notes and the Indenture on the terms set forth in the Indenture to the same extent as if it had been an original signatory of the Indenture as a Subsidiary Guarantor, and hereby assumes all obligations of a Subsidiary Guarantor under the Indenture, including without limitation all obligations under Articles 11 and 12 thereof.

          2. The Additional Subsidiary Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee, substantially in the form of EXHIBIT A hereto (the "Guarantee").

          3. The Company, the Subsidiary Guarantors, the Additional Subsidiary Guarantor and the Trustee hereby acknowledge and agree that upon execution of this First Supplemental Indenture by all parties hereto, the Additional Subsidiary Guarantor shall be deemed a Subsidiary Guarantor under the Indenture and shall have all the rights and obligations of a Subsidiary Guarantor thereunder.

          4. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York without giving effect to applicable principals of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture or the guarantee granted hereunder.

          5. All agreements of each of the Company, each Subsidiary Guarantor, the Additional Subsidiary Guarantor and the Trustee under this First Supplemental Indenture shall bind their respective successors.

          6. All parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          7. The Trustee shall not be responsible in any manner for the validity or sufficiency of this First Supplemental Indenture or for the recitals contained herein, all of which recitals are made solely by the Company and the Additional Subsidiary, as the case may be.

          8. All terms not otherwise defined herein and used in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.

                             [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.


COMPANY:                           PERRY-JUDD'S INCORPORATED


                                   By:
                                       ----------------------------
                                       Thomas V. Bressan, Secretary


SUBSIDIARY GUARANTORS:             JUDD'S, INCORPORATED
                                   SHENANDOAH VALLEY PRESS, INC.
                                   PORT CITY PRESS, INC.
                                   MOUNT JACKSON PRESS, INC.
                                   JUDD & DETWEILER, INC.


                                   By:
                                       ----------------------------
                                       Thomas V. Bressan, Secretary


ADDITIONAL
SUBSIDIARY GUARANTOR:              JUDD'S ONLINE, INC.


                                   By:
                                       ----------------------------
                                       Thomas V. Bressan, Secretary


TRUSTEE:                           U.S. TRUST COMPANY OF CALIFORNIA,
                                   N.A., as Trustee


                                   By:
                                       ----------------------------


                                   Name:
                                         --------------------------


                                   Title:
                                          -------------------------

                                                                     EXHIBIT A


                                     GUARANTEE


          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Articles Eleven and Twelve of the Indenture and this Guarantee. This guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein.
The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 16, 1997, among Perry-Judd's Incorporated, a Delaware corporation, as issuer (the "Company"), each of the Subsidiary Guarantors named therein and U.S. Trust Company of California, N.A. as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Eleven and Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. THE UNDERSIGNED SUBSIDIARY GUARANTOR HEREBY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

          This Guarantee is subject to release upon the terms set forth in the Indenture and subordination as set forth in Article Twelve hereof.

     IN WITNESS WHEREOF, the undersigned has caused its Guarantee to be duly executed as of the date set forth below.

Dated:
       ----------------

                                   JUDD'S ONLINE, INC.,
                                   as Subsidiary Guarantor



                                   By:
                                       ----------------------------
                                       Thomas V. Bressan, Secretary